Exhibit 10.2

FLOW INTERNATIONAL CORPORATION

1995 LONG-TERM INCENTIVE COMPENSATION PLAN

SECTION 1.

PURPOSE

The purpose of the Flow International Corporation 1995 Long-Term Incentive Compensation Plan (the “Plan”) is to enhance the long-term profitability and stockholder value of Flow International Corporation, a Delaware corporation (the “Company”), by offering incentives and rewards to those employees, consultants and agents of the Company and its Subsidiaries (as defined in Section 2 below) who are key to the Company’s growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

SECTION 2.

DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

2.1	Award

“Award” means an award or grant made to a Participant pursuant to the Plan, including, without limitation, awards or grants of Options, Stock Appreciation Rights, Stock Awards, Other Stock-Based Awards or any combination of the foregoing (including any Dividend Equivalent Rights granted in connection with such Awards).

2.2	Board

“Board” means the Board of Directors of the Company.

2.3	Cause

“Cause” means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

2.4	Code

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

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2.5	Common Stock

“Common Stock” means the common stock, par value $.01 per share, of the Company.

2.6	Corporate Transaction

“Corporate Transaction” means any of the following events:

(a) Approval by the holders of the Common Stock of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of the Common Stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

(b) Approval by the holders of the Common Stock of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets other than a transfer of the Company’s assets to a majority-owned subsidiary (as the term “subsidiary” is defined in Section 8.3 of the Plan) of the Company; or

(c) Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

2.7	Disability

“Disability” means “disability” as that term is defined for purposes of the Company’s Long Term Disability Income Plan or other similar successor plan applicable to salaried employees.

2.8	Dividend Equivalent Right

“Dividend Equivalent Right” means an Award granted under Section 12 of the Plan.

2.9	Early Retirement

“Early Retirement” means retirement as that term is defined by the Plan Administrator from time to time for purposes of the Plan.

2.10	Exchange Act

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.11	Fair Market Value

“Fair Market Value” means the closing price for the Common Stock as reported in The Wall Street Journal NASDAQ National Market Issues (or similar successor transactions reports) for a single trading day.

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2.12	Good Reason

“Good Reason” means the occurrence of any of the following events or conditions:

(a) a change in the Holder’s status, title, position or responsibilities (including reporting responsibilities) that, in the Holder’s reasonable judgment, represents a substantial reduction of the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Holder of any duties or responsibilities that, in the Holder’s reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Holder from or failure to reappoint or reelect the Holder to any of such positions, except in connection with the termination of the Holder’s employment for Cause, for Disability or as a result of his or her death, or by the Holder other than for Good Reason;

(b) a reduction in the Holder’s annual base salary;

(c) the Company’s requiring the Holder (without the Holder’s consent) to be based at any place outside a 35-mile radius of his or her place of employment prior to a Corporate Transaction, except for reasonably required travel on the Company’s business that is not materially greater than such travel requirements prior to the Corporate Transaction;

(d) the Company’s failure to (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof in which the Holder was participating at the time of a Corporate Transaction, including, but not limited to, the Plan, or (ii) provide the Holder with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice as in effect immediately prior to the Corporate Transaction (or as in effect following the Corporate Transaction, if greater);

(e) any material breach by the Company of any provision of the Plan; or

(f) any purported termination of the Holder’s employment or service for Cause by the Company that does not comply with the terms of the Plan.

2.13	Grant Date

“Grant Date” means the date designated in a resolution of the Plan Administrator as the date an Award is granted. If the Plan Administrator does not designate a Grant Date in the resolution, the Grant Date shall be the date the Plan Administrator adopted the resolution.

2.14	Holder

“Holder” means the Participant to whom an Award is granted, or the personal representative of a Holder who has died.

2.15	Incentive Stock Option

“Incentive Stock Option” means an option to purchase Common Stock granted under Section 7 of the Plan with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code.

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2.16	Nonqualified Stock Option

“Nonqualified Stock Option” means an option to purchase Common Stock granted under Section 7 of the Plan other than an Incentive Stock Option.

2.17	Option

“Option” means the right to purchase Common Stock granted under Section 7 of the Plan.

2.18	Other Stock-Based Award

“Other Stock-Based Award” means an Award granted under Section 11 of the Plan.

2.19	Participant

“Participant” means an individual who is a Holder of an Award or, as the context may require, any employee, consultant or agent of the Company or a Subsidiary who has been designated by the Plan Administrator as eligible to participate in the Plan.

2.20	Plan Administrator

“Plan Administrator” means any committee of the Board designated to administer the Plan under Section 3.1 of the Plan.

2.21	Restricted Stock

“Restricted Stock” means shares of Common Stock granted under Section 10 of the Plan, the rights of ownership of which are subject to restrictions prescribed by the Plan Administrator.

2.22	Retirement

“Retirement” means retirement as of the individual’s normal retirement date under the Company’s Voluntary Pension and Salary Deferral Plan or other similar successor plan applicable to salaried employees.

2.23	Stock Appreciation Right

“Stock Appreciation Right” means an Award granted under Section 9 of the Plan.

2.24	Stock Award

“Stock Award” means an Award granted under Section 10 of the Plan.

2.25	Subsidiary

“Subsidiary,” except as expressly provided otherwise, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.

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2.26	Window Period

“Window Period” means a period of 10 days on which there is trading in the Common Stock on the NASDAQ National Market, beginning with the second trading day after disclosure by the Company to the public of its earnings for the fiscal period just ended and ending with the eleventh such day.

2.27	Window Period Fair Market Value

“Window Period Fair Market Value” means the highest Fair Market Value during a Window Period.

SECTION 3.

ADMINISTRATION

3.1	Plan Administrator

The Plan shall be administered by a committee or committees (which term includes subcommittees) appointed by, and consisting of one or more members of, the Board. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to different committees, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. The composition of any committee responsible for administering the Plan with respect to officers and directors of the Company who are subject to Section 16 of the Exchange Act with respect to securities of the Company shall comply with the requirements of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, or any successor provision.

3.2	Administration and Interpretation by the Plan Administrator

Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan’s administration.

The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company’s officers as it so determines.

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SECTION 4.

STOCK SUBJECT TO THE PLAN

4.1	Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 16.1, a maximum of 1,350,000 shares of Common Stock shall be available for issuance under the Plan, except that any shares of Common Stock that, as of the date the Plan is approved by the Company’s stockholders, are available for issuance under the Company’s 1991 Stock Option Plan and 1984 Restated Stock Option Plan (or that thereafter become available for issuance under those plans in accordance with their terms as in effect on such date) and that are not issued under those plans shall be added to the aggregate number of shares available for issuance under the Plan. No more than 250,000 shares may be issued as Stock Awards or Other Stock-Based Awards under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2	Individual Award Limit

Subject to adjustment from time to time as provided in Section 16.1, not more than 250,000 shares of Common Stock may be made subject to Awards under the Plan to any Participant in any one fiscal year of the Company, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

4.3	Reuse of Shares

Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in shares), including, without limitation, in connection with the cancellation of an Award and the grant of a replacement Award, shall again be available for issuance in connection with future grants of Awards under the Plan. Shares that are subject to tandem Awards shall be counted only once.

SECTION 5.

ELIGIBILITY

Awards may be granted under the Plan to those officers and key employees (including directors who are also employees) of the Company and its Subsidiaries as the Plan Administrator from time to time selects. Awards may also be made to consultants and agents who provide services to the Company and its Subsidiaries.

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SECTION 6.

AWARDS

6.1	Form and Grant of Awards

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Stock Awards, Other Stock-Based Awards and Dividend Equivalent Rights. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company.

6.2	Acquired Company Awards

Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other entities (“Acquired Entities”) (or the parent of the acquired entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the “Acquisition Transaction”). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the acquired entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Participants and Holders.

SECTION 7.

AWARDS OF OPTIONS

7.1	Grant of Options

The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2	Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options.

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7.3	Term of Options

The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be 10 years from the Grant Date.

7.4	Exercise of Options

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

Period of Holder’s Continuous Employment or Service With the Company or Its Subsidiaries From the Option Grant Date	Percent of Total Option That is Exercisable
after one year	50%
after two years	100%

To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5.

7.5	Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash, except that the Plan Administrator may, either at the time the Option is granted or at any time before it is exercised and subject to such limitations as the Plan Administrator may determine, authorize payment in cash and/or one or more of the following alternative forms: (i) Common Stock already owned by the Holder for at least six months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price; (ii) a promissory note authorized pursuant to Section 13; (iii) delivery of a properly executed exercise notice, together with irrevocable instructions, to (a) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (b) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board; or (iv) such other consideration as the Plan Administrator may permit.

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7.6	Post-Termination Exercises

The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time. In case of termination of the Holder’s employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares purchasable by the Holder at the date of such termination, only: (i) within three years if the termination of the Holder’s employment or services are coincident with Retirement, Early Retirement at the Company’s request or Disability or (ii) within three months after the date the Holder ceases to be an employee, consultant or agent of the Company or a Subsidiary if termination of the Holder’s employment or services is for any reason other than Retirement, Early Retirement at the Company’s request, or Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Holder’s death may be exercised, to the extent of the number of shares purchasable by the Holder at the date of the Holder’s death by the personal representative of the Holder’s estate entitled thereto at any time or from time to time within three years after the date of death, but in no event later than the remaining term of the Option. In case of termination of the Holder’s employment or services for Cause, the Option shall automatically terminate upon first notification to the Holder of such termination, unless the Plan Administrator determines otherwise. If a Holder’s employment or services with the Company are suspended pending an investigation of whether the Holder shall be terminated for Cause, all the Holder’s rights under any Option likewise shall be suspended during the period of investigation. A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services. Unless the Plan Administrator determines otherwise, a leave of absence approved in accordance with Company procedures shall not be considered a termination of employment or services, except that with respect to Incentive Stock Options such leave of absence shall be subject to any requirements of Section 422 of the Code.

SECTION 8.

INCENTIVE STOCK OPTION LIMITATIONS

To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1	Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

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8.2	10% Stockholders

If a Participant owns 10% or more of the total voting power of all classes of the Company’s stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years.

8.3	Eligible Employees

Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

8.4	Term

The term of an Incentive Stock Option shall not exceed 10 years.

8.5	Exercisability

An Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death or one year after termination of employment or services due to Disability to qualify for Incentive Stock Option tax treatment.

SECTION 9.

STOCK APPRECIATION RIGHTS

9.1	Grant of Stock Appreciation Rights

The Plan Administrator may grant a Stock Appreciation Right separately or in tandem with a related Option.

9.2	Tandem Stock Appreciation Rights

A Stock Appreciation Right granted in tandem with a related Option will give the Holder the right to surrender to the Company all or a portion of the related Option and to receive an appreciation distribution (in shares of Common Stock or cash or any combination of shares and cash, as the Plan Administrator shall determine at any time) in an amount equal to the excess of the Fair Market Value for the Window Period during which the Stock Appreciation Right is exercised over the exercise price per share of the right, which shall be the same as the exercise price of the related Option, except that if the right is exercised during a Window Period, the amount will be equal to the excess of the Window Period Fair Market Value for the Window Period during which the Stock Appreciation Plight is exercised over the exercise price per share of the right. A tandem Stock Appreciation Right will have the same other terms and provisions as the related Option. Upon and to the extent a tandem Stock Appreciation Right is exercised, the related Option will terminate.

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9.3	Stand-Alone Stock Appreciation Rights

A Stock Appreciation Right granted separately and not in tandem with an Option will give the Holder the right to receive an appreciation distribution in an amount equal to the excess of the Fair Market Value for the date the Stock Appreciation Right is exercised over the per share exercise price of the right, except that if the right is exercised during a Window Period, the amount will be equal to the excess of the Window Period Fair Market Value for the Window Period during which the right is exercised over the per share exercise price of the right. A standalone Stock Appreciation Right will have such terms as the Plan Administrator may determine, except that the term of the right, if not otherwise established by the Plan Administrator, shall be 10 years from the Grant Date.

9.4	Exercise of Stock Appreciation Rights

Unless otherwise provided by the Plan Administrator in the instrument that evidences the Stock Appreciation Right, the provisions of Section 7.6 relating to the termination of a Holder’s employment or services shall apply equally, to the extent applicable, to the Holder of a Stock Appreciation Right. Stock Appreciation Rights held by Participants who are subject to Section 16 of the Exchange Act may be exercised solely in accordance with the requirements for compliance with Rule 16b-3 under the Exchange Act.

SECTION 10.

STOCK AWARDS

10.1	Grant of Stock Awards

The Plan Administrator is authorized to make Awards of Common Stock to Participants on such terms and conditions and subject to such restrictions, if any (whether based on performance standards, periods of service or otherwise), as the Plan Administrator shall determine, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of Restricted Stock shall occur by reason of termination of the Holder’s services.

10.2	Issuance of Shares

Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Holder’s release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall deliver, as soon as practicable, to the Holder or, in the case of the Holder’s death, to the personal representative of the Holder’s estate or as the appropriate court directs, a stock certificate for the appropriate number of shares of Common Stock.

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10.3	Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Restricted Stock under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

SECTION 11.

OTHER STOCK-BASED AWARDS

The Plan Administrator may grant other Awards under the Plan pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 10) are or may in the future be acquired, or Awards denominated in stock units, including ones valued using measures other than market value. Such Other Stock-Based Awards may be granted alone or in addition to or in tandem with any Award of any type granted under the Plan and must be consistent with the Plan’s purpose.

SECTION 12.

DIVIDEND EQUIVALENT RIGHTS

Any Awards under the Plan may, in the Plan Administrator’s discretion, earn Dividend Equivalent Rights. In respect of any Award that is outstanding on the dividend record date for Common Stock, the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Plan Administrator shall establish such rules and procedures governing the crediting of Dividend Equivalent Plights, including the timing, form of payment and payment contingencies of such Dividend Equivalent Rights, as it deems are appropriate or necessary.

SECTION 13.

LOANS, LOAN GUARANTEES AND INSTALLMENT PAYMENTS

To assist a Holder (including a Holder who is an officer or director of the Company) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (i) the extension of a loan to the Holder by the Company, (ii) the payment by the Holder of the purchase price, if any, of the Common Stock in installments, or (iii) the guarantee by the Company of a loan obtained by the grantee from a third party. The terms of any loans, installment payments or guarantees, including the interest rate and terms of repayment, will be subject to the Plan Administrator’s discretion. Loans, installment payments and guarantees may be granted with or without security. The maximum credit available is the purchase price, if any, of the Common Stock acquired plus the maximum federal

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and state income and employment tax liability that may be incurred in connection with the acquisition.

SECTION 14.

ASSIGNABILITY

No Option, Stock Appreciation Right, Other Stock-Based Award or Dividend Equivalent Right granted under the Plan may be assigned or transferred by the Holder other than by will or by the laws of descent and distribution, and during the Holder’s lifetime, such Awards may be exercised only by the Holder. Notwithstanding the foregoing, and to the extent permitted by Rule 16b-3 under the Exchange Act and Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Holder of such Awards to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Holder’s death.

SECTION 15.

ADJUSTMENTS

15.1	Adjustment of Shares

In the event that at any time or from time to time a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (i) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (ii) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in (a) the maximum number of and class of securities subject to the Plan as set forth in Section 4. 1, (b) the maximum number and class of securities that may be made subject to Awards to any individual Participant as set forth in Section 4.2, and (e) the number and class of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

15.2	Corporate Transaction

Except as otherwise provided in the instrument that evidences the Award, in the event of any Corporate Transaction, each Option, Stock Appreciation Right or Stock Award that is at the time outstanding shall automatically accelerate so that each such Award shall, immediately prior to the specified effective date for the Corporate Transaction, become 100% vested, except that such acceleration will not occur if in the opinion of the Company’s accountants it would render unavailable “pooling of interest” accounting for a Corporate Transaction that would otherwise qualify for such accounting treatment. All such Awards shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the

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extent assumed by the successor corporation or its parent corporation. Any such Awards that are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall be accelerated in the event the Holder’s employment or services should subsequently terminate within two years following such Corporate Transaction, unless such employment or services are terminated by the Company for Cause or by the Holder voluntarily without Good Reason. Notwithstanding the foregoing, no Incentive Stock Option shall become exercisable pursuant to this Section 15.2 without the Holder’s consent, if the result would be to cause such Option not to be treated as an Incentive Stock Option (whether by reason of the annual limitation described in Section 8.1 or otherwise).

15.3	Further Adjustment of Awards

Without limiting the preceding Section 15.2, and subject to the limitations set forth in Section 11, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, payment or settlement or lifting restrictions, differing methods for calculating payments or settlements, alternate forms and amounts of payments and settlements and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such actions before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

15.4	Limitations

The grant of Awards will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 16.

WITHHOLDING OF TAXES

The Company may require the Holder to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, exercise, payment or settlement of any Award. In such instances, the Plan Administrator may, in its discretion and subject to the Plan and applicable law, permit the Holder to satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligation.

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SECTION 17.

AMENDMENT AND TERMINATION OF PLAN

17.1	Amendment of Plan

The Plan may be amended by the stockholders of the Company. The Board may also amend the Plan in such respects as it shall deem advisable; however, to the extent required for compliance with Rule 16b-3 under the Exchange Act, Section 422 of the Code or any applicable law or regulation, stockholder approval will be required for any amendment that will (i) increase the total number of shares as to which Options may be granted or which may be used in payment of Stock Appreciation Rights, Performance Awards, Other Stock-Based Awards or Dividend Equivalent Rights under the Plan or that may be issued as Restricted Stock, (ii) materially modify the class of persons eligible to receive Awards, (iii) materially increase the benefits accruing to Participants under the Plan, or (iv) otherwise require stockholder approval under any applicable law or regulation.

17.2	Termination of Plan

The stockholders or the Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than 10 years after the Plan’s effective date.

17.3	Consent of Holder

The amendment or termination of the Plan shall not, without the consent of the Holder of any Award under the Plan, alter or impair any rights or obligations under any Award theretofore granted under the Plan.

SECTION 18.

GENERAL

18.1	Notification

The Plan Administrator shall promptly notify a Participant of an Award, and a written grant shall promptly be executed and delivered by or on behalf of the Company.

18.2	Continued Employment or Services; Rights in Awards

Neither the Plan, participation in the Plan as a Participant nor any action of the Plan Administrator taken under the Plan shall be construed as giving any Participant or employee of the Company any right to be retained in the employ of the Company or limit the Company’s right to terminate the employment or services of the Participant.

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18.3	Registration; Certificates for Shares

The Company shall be under no obligation to any Participant to register for offering or resale under the Securities Act of 1933, as amended, or register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

18.4	No Rights as a Stockholder

No Option, Stock Appreciation Right or Other Stock-Based Award shall entitle the Holder to any dividend (except to the extent provided in an Award of Dividend Equivalent Rights), voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Awards, free of all applicable restrictions.

18.5	Compliance With Laws and Regulations

It is the Company’s intention that, so long as any of the Company’s equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, the Plan shall comply in all respects with Rule 16b-3 under the Exchange Act and, if any Plan provision is later found not to be in compliance with such Rule, the provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “Incentive stock option” within the meaning of Section 422 of the Code.

18.6	No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.7	Governing Law

The Plan and all interpretations of its provisions shall be governed by the laws of the state of Washington and applicable federal laws.

18.8	Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the

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Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

SECTION 19.

EFFECTIVE DATE

The Plan’s effective date is the date on which it is adopted by the Board, so long as it is approved by the Company’s stockholders at any time within 12 months of such adoption or, if earlier, and to the extent required for compliance with Rule 16b-3 under the Exchange Act, at the next annual meeting of the Company’s stockholders after adoption of the Plan by the Board.

Adopted by the Board on June 6, 1995, and approved by the Company’s stockholders on August 30, 1995. A subsequent amendment to the Plan increasing the amount of shares available from 750,000 to 1,350,000 was approved by the Board on June 11, 1997, and approved by the Company’s stockholders on August 27, 1997.

A second subsequent amendment to the Plan increasing the amount of shares available from 1,350,000 to 3,350,00 was approved by the Board on June 8, 1999, and approved by the Company’s stockholders on August 25, 1999.

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